UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 15, 2023

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Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMS	New York Stock Exchange
Redeemable warrants to acquire Class A common stock	DMS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 14, 2023, Digital Media Solutions, Inc. (the “Company”) received notice from the staff of NYSE Regulation (the “Staff”) of the New York Stock Exchange (the “NYSE”), indicating that the Staff has determined to commence proceedings to delist the Company’s warrants, each whole warrant exercisable for one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at an exercise price of $11.50 per share, and listed to trade on the NYSE under the symbol “DMS WS” (the “Warrants”), from the NYSE and that trading in the Warrants on the NYSE would be suspended immediately. The Staff has determined that the Warrants are no longer suitable for listing on the NYSE based on “abnormally low” price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual.

Trading in the Company’s Class A Common Stock and units on the NYSE will continue.

Item 8.01. Other Events.

On June 15, 2023, Digital Media Solutions, Inc. (the “Company”) received notice from the holders of all of the Company’s outstanding Series A Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) that each holder has elected to have the Company redeem for cash the Series A Preferred Stock held by such holder pursuant to Section 9(b) of the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock of the Company (the “Series A Certificate of Designation”).

Section 9(b) of the Series A Certificate of Designation gives holders of Series A Preferred Stock the right to require the Corporation to redeem for cash the Series A Preferred Stock for cash at any time on or after June 15, 2023 at the “Corporation’s Mandatory Redemption Price” (as such term is defined in the Series A Certificate of Designation). As of June 15, 2023, the aggregate Corporation’s Mandatory Redemption Price for all of the outstanding Series A Preferred Stock was approximately $9.3 million.

On June 16, 2023, the board of directors of the Company determined that the Company is not currently legally permitted under applicable Delaware law to effect a redemption for cash of any Series A Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2023

Digital Media Solutions, Inc.

/s/ Anthony Saldana
Name:	Anthony Saldana
Title:	General Counsel, Executive Vice President of Legal & Compliance and Secretary